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NationsBank Corporation and Subsidiaries          														                                          	Exhibit 12(a)
Ratio of Earnings to Fixed Charges
- ------------------------------------------------------------------------------------------------------------------------
(Dollars in Millions)
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                                                         															       	Year ended December 31
                                                              ----------------------------------------------------------

                                      										Three Months
										                                         Ended
									                                      March 31, 1996     1995     	 	1994         1993	  	    1992 	     	1991
                                               -------------------------------------------------------------------------
Excluding Interest on Deposits
- ---------------------------------------------

Income before taxes...........................	 $    789		     $   2,991  	$   2,555 	 $   1,991   $   1,396 	 $    109

Equity in undistributed earnings
  of unconsolidated subsidiaries..............		      (2)		           (7)		       (3) 		      (5) 	       (1)		      (1)

Fixed charges:
  Interest expense (including
   capitalized interest)......................	    1,153		         4,480 	     2,896 	    	1,421 	       916 	    1,291
  Amortization of debt discount and
   appropriate issuance costs.................	        5 		           12 		        8 		        6 	        	3 		       2
  1/3 of net rent expense.....................		      31  		         125 		      114 		       96 	        91 		      82
                                               -------------------------------------------------------------------------
    Total fixed charges.......................	    1,189 	         4,617 	     3,018 	    	1,523 	     1,010 	    1,375

Earnings (excluding capitalized interest).....	 $  1,976 		    $   7,601 	$    5,570 	 $   3,509   $   2,398 	 $  1,471
                                               =========================================================================

Fixed charges.................................	 $  1,189		     $   4,617 	$    3,018 	 $   1,523   $   1,010 	 $  1,375
                                               =========================================================================

Ratio of Earnings to Fixed Charges............	    	1.66 	         	1.65       	1.85 		     2.30 	      2.38 	    	1.07



Including Interest on Deposits

Income before taxes...........................	 $    789		     $   2,991 	$    2,555 	 $   1,991   $   1,396 	 $    109

Equity in undistributed earnings
 of unconsolidated subsidiaries...............	       (2)		           (7)			      (3)		       (5)	        (1)		      (1)

Fixed charges:
Interest expense (including
  capitalized interest).......................	   	2,011 	         7,761 		    5,310 	    	3,570 	     3,688 	   	5,611
Amortization of debt discount and
  appropriate issuance costs..................		       5 		           12 			       8 		        6 	        	3 		       2
1/3 of net rent expense.......................		      31 	          	125 			     114 		       96 	        91 		      82

    Total fixed charges.......................	   	2,047 	         7,898 		    5,432 	    	3,672 	     3,782 	   	5,695
                                               -------------------------------------------------------------------------

Earnings (excluding capitalized interest).....	 $  2,834      	$  10,882 	$    7,984 	 $   5,658   $   5,170 	 $  5,791
                                               =========================================================================

Fixed charges.................................	 $  2,047      	$   7,898 	$    5,432 	 $   3,672   $   3,782 	 $  5,695
                                               =========================================================================

Ratio of Earnings to Fixed Charges............		    1.38       	    1.38 		     1.47 		     1.54 	      1.37 	 	   1.02

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